UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2023

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 21, 2023, Global Operating LLC (“OLLC”) and Global Partners LP (the “Partnership”) completed the acquisition (the “Acquisition”) of twenty-five (25) refined product terminals along the Atlantic Coast, in the Southeast and in Texas (the “Terminal Facilities”) and assets related to the Terminal Facilities, of Motiva Enterprises LLC (the “Seller”) pursuant to the Asset Purchase Agreement, dated as of November 8, 2023, by and among the Seller, as seller, OLLC, as purchaser, and the Partnership, as guarantor (the “Purchase Agreement”).

The Acquisition included, without limitation, a master terminalling services agreement (“MTSA”) between OLLC and the Seller, pursuant to which the Seller will receive storage and throughput services at the Terminal Facilities for twenty-five (25) years post-closing and Global Companies LLC will receive minimum annual revenue commitments throughout the term of the MTSA.  The purchase-price, subject to post-closing adjustments, was approximately $305.8 million.  The Acquisition was funded with borrowings under the Partnership’s revolving credit facility.

At the closing, the Partnership assumed certain liabilities and obligations of the Seller related to the Terminal Facilities, excluding certain environmental liabilities retained by the Seller as identified in the Purchase Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Partnership’s press release announcing the completion of the acquisition of the Terminal Facilities (described above) is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Any financial statements that may be required by this Item 9.01, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

Exhibits
2.1**	Asset Purchase Agreement, dated as of November 8, 2023, by and among Motiva Enterprises LLC, as seller, Global Operating LLC, as purchaser and Global Partners LP, as guarantor.
99.1	Global Partners LP Press Release dated December 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Partnership undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: December 21, 2023	By:	/s/ Sean T. Geary
/S		Sean T. Geary
Chief Legal Officer and Secretary